                                                                    Exhibit 23.2

                          Independent Auditors' Consent

The Board of Directors
PolyOne Corporation

We consent to the incorporation by reference in the registration statement (No. 333-47796) on Form S-8 of PolyOne Corporation of our report dated January 27 2003, with respect to the consolidated balance sheet of OxyVinyls, LP as of December 31, 2002, and the related consolidated statements of operations, changes in partners' capital, and cash flows for the year ended December 31, 2002, which report appears in the December 31, 2002, annual report on Form 10-K of PolyOne Corporation.

                                                          /s/ KPMG LLP


Dallas, Texas
May 27, 2003